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                                                                  EXHIBIT 10.54

                                  AMENDMENT TO
                               SECURITY AGREEMENT
                      (Guaranty of Tarrant Co. Ltd.  Debt)
                               Dated June 6, 1995



         The Security Agreement (Guaranty of Tarrant Co. Ltd. Debt) dated June 6, 1995, (the "Security Agreement") between THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the "Bank") and TARRANT APPAREL GROUP dba FASHION RESOURCE, a California corporation (the "Debtor") is hereby amended as of NOVEMBER 1, 1996:

         Paragraphs 1.A., 3.I., 3.J., 4.G., 4.J. and 7.E. are amended in their entirety to read as follows:

1.A.
                 A. Inventory. All inventory now owned or hereafter acquired by the Debtor from Tarrant Co. Ltd. ("Tarrant"), or its affiliates, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Debtor's custody or possession (the "Inventory").

3.I.
                 I. Ownership of Debtor. 31% of Debtor's outstanding shares are publicly traded; 69% of its shares are owned by Mr. Gerald Guez (66.7% of the 69%) and Mr. Todd Kay (33.3% of the 69%).

3.J.
                 J. Ownership of Tarrant. Tarrant is a wholly-owned subsidiary of Debtor.

4.G.
                 G. Transfer of Collateral. Not sell, contract for sale, convey, transfer, assign, lease or sublet any of the Collateral except in the ordinary course of business as presently conducted by the Debtor.

4.J.
                 J. Notices. Give the Bank prompt written notice of: (i) any change in its place of business; (ii) any proposed or actual change in its name, identity or business nature; (iii) any Event of Default; (iv) litigation, arbitration or administrative proceedings to which the Debtor is a party and in which the claim or liability exceeds 10% of Tangible Net Worth (which means the gross book value of Debtor's assets (exclusive of goodwill, patents, trademarks, tradenames, organization expense, treasury stock, deferred research and development costs, deferred marketing expenses and other like intangibles), less liabilities of Debtor) or which affects the Collateral; and (v) any other matter which has resulted in, or is likely to result in, a material adverse change in the Collateral or the financial condition or business operations of the Debtor.





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7.E.
                 E. Notices. All notices, payments, requests, information and demands which either party hereto may desire, or be required to give or make to the other party, shall be given or made to such party by telecopier to the telecopier numbers as specified below, by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Security Agreement or to such other address as may be specified from time to time in writing by either party to the other.

         Paragraphs 5E, 5F and 6F are deleted in their entirety.


Address:                                   HONGKONG AND SHANGHAI
1 Queens Road Central                      BANKING CORPORATION LIMITED
Hong Kong
Telecopier: 011-852-2877-5442              By: /s/    James Benoit
                                              ---------------------------------
                                                James Benoit
                                           Its: Corporate Relationship Manager
                                               --------------------------------


Address:                                   TARRANT APPAREL GROUP, dba
3151 East Washington Boulevard             FASHION RESOURCE, a California
Los Angeles, California  90023             corporation
Telecopier: (213) 881-0368
                                           By: /s/    Mark B. Kristof
                                              ---------------------------------
                                                Mark B. Kristof
                                           Its: Vice President-Finance & C.F.O.
                                               --------------------------------